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                                                                    Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT



We consent to the use of our reports included in the registration statement on Form S-1 of NAI Technologies, Inc. dated March 1, 1996, relating to the consolidated balance sheets of NAI Technologies, Inc. and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1995, and related schedule, and to the reference to our firm under the heading "Experts".


KPMG Peat Marwick LLP



Boulder, Colorado
July 23, 1996






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